Execution Version Exhibit 4.1 FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 31, 2022 by and among BED BATH AND BEYOND INC., a New York corporation, as the Company; The other U.S. BORROWERS party hereto; The CANADIAN BORROWERS party hereto (together with the Company and the U.S. Borrowers, collectively, the “Borrowers”); The other LOAN PARTIES party hereto; The LENDERS party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and SIXTH STREET SPECIALTY LENDING, INC., as FILO Agent. R E C I T A L S: WHEREAS, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing ABL Credit Agreement”; and the Existing ABL Credit Agreement as amended by this Amendment, the “ABL Credit Agreement”); WHEREAS, the Borrowers have requested, among other things, that (a) the FILO Term Loan Lenders extend a new tranche of “first-in, last-out” term loans in an aggregate original principal amount of $375,000,000 in connection with this Amendment to be funded on or prior to September 2, 2022 and (b) the Administrative Agent and the Required Lenders amend certain other provisions of the Existing ABL Credit Agreement; WHEREAS, each FILO Term Loan Lender that is a signatory hereto desires to become a party to, and bound by, the terms of the ABL Credit Agreement and the other Loan Documents as a FILO Term Loan Lender and a Lender thereunder; and WHEREAS, subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth herein, (a) the FILO Term Loan Lenders have indicated their willingness to make the FILO Term Loans available and (b) the Administrative Agent and Required Lenders are willing to so amend the Existing ABL Credit Agreement, in each case, on the terms set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in the ABL Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the ABL Credit Agreement. 2. Amendments to the Existing ABL Credit Agreement. (a) Subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth in Section 4 below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents and in this Amendment, the Borrowers, the other Loan Parties party hereto, the Administrative Agent, and the Lenders party hereto, as applicable, agree, effective as of the First Amendment Effective Date, that the Existing ABL Credit Agreement is hereby amended as reflected in the pages of the ABL Credit Agreement attached as Annex A hereto to delete the stricken text (indicated textually in the same manner as the following example: stricken text)) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text). (b) Schedules to the ABL Credit Agreement. i. The Schedules to the ABL Credit Agreement are hereby amended and restated in the form attached as Annex B hereto. ii. Schedule 9.23 is hereby added to the ABL Credit Agreement in the form attached as Annex C hereto. 3. Joinder of FILO Term Loan Lenders and Joinder and Appointment of FILO Agent. (c) As of the First Amendment Effective Date, the parties hereto hereby agree and acknowledge that, by executing this Amendment, each FILO Term Loan Lender party hereto shall become a “Lender” and a “FILO Term Loan Lender” under the ABL Credit Agreement and the other Loan Documents with a FILO Term Loan Commitment as set forth on the Commitment Schedule to the ABL Credit Agreement. Each FILO Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the ABL Credit Agreement and the other Loan Documents, (ii) it shall (A) be bound by the provisions of the ABL Credit Agreement and the other Loan Documents as a Lender and FILO Term Loan Lender thereunder, (B) all rights under the ABL Credit Agreement and the other Loan Documents as a Lender or FILO Term Loan Lender, and shall have the obligations of a Lender and a FILO Term Loan Lender thereunder, (iii) it has received a copy of the ABL Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender and a FILO Term Loan Lender under the ABL Credit Agreement and the other Loan Documents, and (iv) it has, independently and without reliance upon the Administrative Agent, the FILO Agent or any existing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and become a Lender and a FILO Term Loan Lender under the ABL Credit Agreement and the other Loan Documents; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the FILO Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a FILO Term Loan Lender.

3 (d) As of the First Amendment Effective Date, each FILO Term Loan Lender, on behalf of itself and any of its Affiliates that are Secured Parties irrevocably appoints Sixth Street Specialty Lending, Inc. and its successors and assigns to serve as the FILO Agent under the Loan Documents and each FILO Term Loan Lender authorizes the FILO Agent to take such actions as agent on its behalf and to exercise such powers under the ABL Credit Agreement and the other Loan Documents as are delegated to the FILO Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each FILO Term Loan Lender hereby authorizes the FILO Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the FILO Agent is a party, and to exercise all rights, powers and remedies that the FILO Agent may have under such Loan Documents. 4. Conditions to First Amendment Effective Date. The effectiveness of this Amendment is subject to the satisfaction (or waiver by the Required Lenders and the Required FILO Lenders) of each of the following conditions precedent (the date on which such conditions are satisfied being referred to herein as the “First Amendment Effective Date”): (a) receipt by the Administrative Agent and the FILO Agent of this Amendment, duly authorized and executed by the Loan Parties, the Administrative Agent, the FILO Agent and the Lenders party hereto; (b) receipt by the Administrative Agent and the FILO Agent of each of the following: (i) the Amended and Restated Security Agreement, duly authorized and executed by the Grantors (as defined therein) party thereto and the Administrative Agent, (ii) the Amended and Restated Canadian Security Agreement, duly authorized and executed by the Grantors (as defined therein) party thereto and the Administrative Agent, (iii) the Confirmation Agreement, duly authorized and executed by the Loan Parties party thereto and the Administrative Agent, (iv) the First Amendment Fee Letter, duly authorized and executed by the Company and the Administrative Agent and (v) each Intellectual Property Security Agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the United States Patent and Trademark Office, United Stated Copyright Office and/or Canadian Intellectual Property Office (or other applicable office or agency) and duly authorized and executed by such Loan Party and the Administrative Agent; (c) receipt by the Administrative Agent and the FILO Agent of (i) a Borrowing Base Certificate dated as of the First Amendment Effective Date (ii) the Tiger Appraisal and the Hilco Appraisal and (iii) an executed copy of the engagement letter with Berkeley Research Group; (d) receipt by the FILO Agent of the FILO Fee Letter, duly authorized and executed by the Company and the FILO Agent; (e) receipt by the Administrative Agent and the FILO Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Amendment and the other Loan Documents to which such Loan Party is a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; (f) receipt by the Administrative Agent and the FILO Agent of copies of each Loan Party’s organization documents and such other documents and certificates as the Administrative Agent or the FILO Agent may reasonably require to evidence that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of

4 properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect; (g) receipt by the Administrative Agent and the FILO Agent of a favorable opinion of (i) Kirkland & Ellis LLP, counsel to the Loan Parties, (ii) Genova Burns LLC, special New Jersey counsel to the Loan Parties, (iii) Waller Lansden Dortch & Davis, LLP, special Tennessee counsel to the Loan Parties, (iv) Burnet, Duckworth & Palmer LLP, special Alberta counsel to the Loan Parties, (v) Baker & McKenzie LLP, special Ontario counsel to the Loan Parties, and (vi) Farris LLP, special British Columbia counsel to the Loan Parties, in each case, addressed to the Administrative Agent, the FILO Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent or the FILO Agent may reasonably request; (h) receipt by the Administrative Agent and the FILO Agent of results of recent lien searches in each jurisdiction reasonably requested by the Administrative Agent or the FILO Agent, and such searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the ABL Credit Agreement; (i) all fees payable pursuant to the First Amendment Fee Letter that are due and payable on or prior to the First Amendment Effective Date shall have been paid in full by the Borrowers in accordance with the terms thereof; (j) receipt by the Administrative Agent, the FILO Agent and/or the Lenders, as applicable, of all fees, expenses and other amounts due and payable on or prior to the First Amendment Effective Date pursuant to this Amendment, the ABL Credit Agreement or any other Loan Document, including, to the extent invoiced no later than one (1) day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable and documented out of pocket expenses (including legal fees and expenses of the Administrative Agent and the FILO Agent) required to be reimbursed or paid by the Borrowers pursuant to this Amendment, the ABL Credit Agreement or any other Loan Document; provided, however, that any such fees, expenses or other amounts due and payable to the FILO Agent may instead be paid after the First Amendment Effective Date but on or prior to the First Amendment Funding Date to the extent agreed to by the FILO Agent; (k) the accuracy of the representations and warranties contained in Section 6 hereof; (l) receipt by the Administrative Agent and the FILO Agent of (i) all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Proceeds of Crime Act, at least five (5) days prior to the First Amendment Effective Date, to the extent requested in writing of the Borrowers at least five (5) days prior to the First Amendment Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the First Amendment Effective Date, any Lender that has requested, in a written notice to the Borrowers at least five (5) days prior to the First Amendment Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (l) shall be deemed to be satisfied); (m) receipt by the Administrative Agent and the FILO Agent of a certificate, signed by a Financial Officer of the Company, dated as of the First Amendment Effective Date (i) stating that, except as set forth in Section 11 below, no Default has occurred and is continuing and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of the First Amendment Effective Date;

5 (n) receipt by the Administrative Agent and the FILO Agent of a solvency certificate signed by a Financial Officer of the Company, dated as of the First Amendment Effective Date; and (o) subject to those items explicitly identified in Schedule 5.15 to the ABL Credit Agreement, each document (including any UCC or PPSA financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent or the FILO Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the applicable Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, in accordance with this Amendment, the ABL Credit Agreement and the other Loan Documents, and shall be in proper form for filing, registration or recordation. 5. Conditions to First Amendment Funding Date. The effectiveness of the First Amendment Funding Date is subject to the satisfaction (or waiver by the Required FILO Lenders and, with respect to clause (e) below, the Required Lenders) of each of the following conditions precedent (the date on which such conditions are satisfied being referred to herein as the “First Amendment Funding Date”): (a) all fees payable pursuant to the FILO Fee Letter that are due and payable on or prior to the First Amendment Funding Date shall have been or will be paid in full by the Borrowers in accordance with the terms thereof; (b) receipt by the FILO Agent of a written Borrowing Request for a FILO Term Loan Borrowing in accordance with Section 2.03 of the ABL Credit Agreement; (c) the accuracy of the representations and warranties contained in Section 6 hereof; (d) receipt by the FILO Agent of a solvency certificate signed by a Financial Officer of the Company, dated as of the First Amendment Funding Date; and (e) after giving effect to the transactions contemplated by the First Amendment including the transactions contemplated to occur on the First Amendment Funding Date, the sum of (i) cash and cash equivalents of the Company and its Subsidiaries and (ii) Availability shall not be less than $775,000,000. 6. Representations and Warranties. To induce the Administrative Agent, the FILO Agent and the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent, the FILO Agent and such Lenders that, immediately prior to and immediately after giving effect to this Amendment, and on the First Amendment Funding Date, immediately prior to and immediately after giving effect to the First Amendment Funding Date: (a) Except as set forth in Section 11 below, no Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the transactions contemplated by this Amendment; (b) all representations and warranties contained in the ABL Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date and the First Amendment Funding Date with the same effect as though such representations and warranties had been made on the First Amendment Effective Date or the First Amendment Funding Date, as applicable (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date);

6 (c) each Loan Party has the power and authority, and the legal right, to make, deliver and perform under this Amendment, the ABL Credit Agreement, and other Loan Documents executed as of the date hereof to which it is a party; and each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment, the ABL Credit Agreement and other Loan Documents executed as of the date hereof to which it is a party. This Amendment has been duly executed and delivered on behalf of each Loan Party party hereto. This Amendment, the ABL Credit Agreement and each other Loan Document executed as of the date hereof constitutes, a legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (d) no governmental approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the ABL Credit Agreement or any other Loan Document executed as of the date hereof, except such governmental approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect; and (e) the execution, delivery and performance of this Amendment, the ABL Credit Agreement or any other Loan Document executed as of the date hereof (i) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (ii) will not violate or result in a default under any indenture (including the indenture governing the Senior Notes), or other material agreement or instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (iii) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Subsidiary (including Liens securing the Senior Notes), except Liens created pursuant to the Loan Documents. 7. Loan Document. This Amendment shall be deemed to be a Loan Document as defined in the ABL Credit Agreement. 8. Severability. In the event any one or more of the provisions contained in this Amendment or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 9. References. Any reference to the Existing ABL Credit Agreement contained in any other document, instrument or agreement executed in connection with the Existing ABL Credit Agreement, including, without limitation, any Loan Document, shall be deemed to be a reference to the ABL Credit Agreement. 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.06 of the ABL Credit Agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Amendment.

7 11. Waiver of Certain Defaults. Certain Defaults and Events of Default may have occurred and may be continuing under the Credit Agreement in respect of (a) Section 5.15 of the Existing ABL Credit Agreement as a result of the Loan Parties’ failure to deliver to the Administrative Agent Deposit Account Control Agreements or Securities Account Control Agreements within thirty (30) days of the effective date of the Existing ABL Credit Agreement pursuant to Schedule 5.15 of the Existing ABL Credit Agreement and (b) Section 5.07(c) of the Existing ABL Credit Agreement as a result of the Loan Parties’ failure to comply with the covenant set forth in Section 5.07(c) of the Credit Agreement (collectively, the “Existing Defaults”). The Administrative Agent and the Required Lenders hereby agree to waive the Existing Defaults. Except as set forth in this Section 10, nothing contained herein shall be deemed or construed to constitute a waiver of any Default or Event of Default that has occurred or exists under the Existing ABL Credit Agreement (and as amended by this Amendment) or any of the other Loan Documents, a waiver of any Default or Event of Default that hereafter may occur under the ABL Credit Agreement or any of the other Loan Documents, a waiver of compliance with any term or condition contained in the ABL Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties hereto and to the ABL Credit Agreement. Except as expressly set forth herein, the Administrative Agent, the FILO Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Existing ABL Credit Agreement and other Loan Documents remain unmodified and in full force and effect. 12. Reaffirmation. Each Loan Party, as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as a Guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the ABL Credit Agreement and the other Loan Documents to the extent such Loan Party is a party thereto, all as amended by this Amendment, and the Liens and security interests granted, created and perfected thereby, and acknowledges that other than as specifically set forth herein, none of the Administrative Agent, the FILO Agent or any Lender waives, diminishes or limits any term or condition contained in the ABL Credit Agreement or any other Loan Document. This Amendment contains the entire agreement among the parties hereto contemplated by this Amendment. The Loan Parties confirm and agree that the Existing ABL Credit Agreement and the other Loan Documents and each and every covenant, condition, obligation and provision set forth therein and as amended hereby are, and shall continue to be, in full force and effect and are hereby confirmed, reaffirmed and ratified in all respects. 13. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers and the other Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder. Notwithstanding any notice or consent requirement in the ABL Credit Agreement to the contrary, each of the parties hereto hereby consents to any assignment by MUFG Union Bank, N.A. of its Commitments and Loans to its Affiliate, MUFG Bank, Ltd., which assignment shall otherwise be documented in accordance with the terms hereof. 14. Further Assurance. Each of the Loan Parties hereby agrees from time to time, as and when reasonably requested by the Administrative Agent or Lenders, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent or Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the ABL Credit Agreement and the other Loan Documents in each case in accordance with the ABL Credit Agreement. 15. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. The terms and provisions of Sections 9.09 and 9.10 of the ABL Credit Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis.

8 [signature page follows]

[Signature Page to First Amendment to Amended and Restated Credit Agreement] IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above. BORROWERS: BED BATH & BEYOND INC., a New York corporation By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer BUY BUY BABY, INC., a Delaware corporation DECORIST, LLC, a Delaware limited liability company HARMON STORES, INC., a Delaware corporation By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer BED BATH & BEYOND OF CALIFORNIA LIMITED LIABILITY COMPANY, a Delaware limited liability company By: Liberty Procurement Co. Inc. Its: Sole Member By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] BED BATH & BEYOND CANADA L.P., an Ontario limited partnership By: BBB Canada Ltd. Its: General Partner By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] OTHER LOAN PARTIES: BBB CANADA LP INC., a Delaware corporation BBB VALUE SERVICES INC., a Tennessee corporation BBBY MANAGEMENT CORPORATION, a New Jersey corporation BED ‘N BATH STORES INC., a New Jersey corporation LIBERTY PROCUREMENT CO. INC., a New York corporation By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer BBYCF LLC, a Delaware limited liability company BBBYTF LLC, a Delaware limited liability company BWAO LLC, a Delaware limited liability company CHEF C HOLDINGS LLC, a Delaware limited liability company By: Bed Bath & Beyond Inc. Their: Sole Member By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] BBB CANADA LTD., a Canadian federal corporation By: /s/ Gustavo Arnal Name: Gustavo Arnal Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent By: /s/ Devin Roccisano Name: Devin Roccisano Title: Executive Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement] JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Devin Roccisano Name: Devin Roccisano Title: Executive Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement] JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually By: /s/ Auggie Marchetti Name: Auggie Marchetti Title: Authorized Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender By: /s/ Auggie Marchetti Name: Auggie Marchetti Title: Authorized Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement] PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Ralph Mielnik Name: Ralph Mielnik Title: Assistant Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Chanda Ruff Name: Chanda Ruff Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender By: /s/ Carmela Massari Name: Carmela Massari Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] BANK OF MONTREAL, as a Lender By: /s/ Helen Alvarez-Hernandez Name: Helen Alvarez-Hernandez Title: Managing Director By: /s/ Joseph Basa Name: Joseph Basa Title: Assistant Vice President, CHICAGO BRANCH

[Signature Page to First Amendment to Amended and Restated Credit Agreement] BANK OF AMERICA, N.A., as a Lender By: /s/ Bryn MacGillivray Name: Bryn MacGillivray Title: Assistant Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender By: /s/ Sylwia Durkiewicz Name: Sylwia Durkiewicz Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] MUFG UNION BANK, N.A., as a Lender By: /s/ Thomas Kainamura Name: Thomas Kainamura Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement] TD BANK, N.A., as a Lender By: /s/ Antimo Barbieri Name: Antimo Barbieri Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: /s/ Anand Sekaran Name: Anand Sekaran Title: Duly Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement] TRUIST BANK, as a Lender By: /s/ Cathleen Marston Name: Cathleen Marston Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] GOLDMAN SACHS BANK USA, as a Lender By: /s/ Dan Starr Name: Dan Starr Title: Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement] WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK N.A., SUCCESSOR IN INTEREST TO WEBSTER BUSINESS CREDIT CORPORATION, as a Lender By: /s/ Gordon Massave Name: Gordon Massave Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] SIXTH STREET SPECIALTY LENDING, INC., as FILO Agent By: /s/ Bo Stanley Name: Bo Stanley Title: President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] SIXTH STREET SPECIALTY LENDING, INC., as a FILO Term Loan Lender By: /s/ Bo Stanley Name: Bo Stanley Title: President SIXTH STREET LENDING PARTNERS., as a FILO Term Loan Lender By: /s/ Bo Stanley Name: Bo Stanley Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement] TAO TALENTS, LLC, as a FILO Term Loan Lender By: /s/ Joshua Peck Name: Joshua Peck Title: Vice President